UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2010

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal Year 2009 Executive Bonus Awards

On March 1, 2010, the Leadership Development and Compensation Committee of the Board of Directors of Google (the “LDCC”) determined the allocation of the discretionary bonus payment among Google’s executive officers under the Executive Bonus Plan (the “Plan”). The Plan sets the maximum amount payable to any one executive in the fiscal year 2009 at $4.5 million. These payments are in recognition of executive officers’ contributions to performance in 2009. The table below sets forth the individual discretionary bonus payments to Google’s named executive officers:

Name and Position	Bonus Amount
Eric Schmidt Chairman of the Board of Directors and Chief Executive Officer	—

Sergey Brin President, Technology	—

Larry Page President, Products	—

Patrick Pichette Senior Vice President and Chief Financial Officer	$2,022,300

David Drummond Senior Vice President, Corporate Development and Chief Legal Officer	$1,733,400

Alan Eustace Senior Vice President, Engineering & Research	$2,022,300

Jonathan Rosenberg Senior Vice President, Product Management	$2,022,300

In addition, on March 1, 2010, the LDCC approved an increase to the annual base salaries (effective as of January 1, 2010) of Google’s executive officers after a review of performance and competitive market data. The table below sets forth the annual base salary levels for 2010 and 2009 for Google’s named executive officers:

Name	Year	Base Salary
Eric Schmidt	2010 2009	$ $	1 1

Sergey Brin	2010 2009	$ $	1 1

Larry Page	2010 2009	$ $	1 1

Patrick Pichette	2010 2009	$ $	500,000 450,000

David Drummond	2010 2009	$ $	500,000 450,000

Alan Eustace	2010 2009	$ $	500,000 450,000

Jonathan Rosenberg	2010 2009	$ $	500,000 450,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 5, 2010	/s/ ERIC SCHMIDT
Eric Schmidt
Chairman of the Board of Directors and Chief Executive Officer